1Q25 Earnings Presentation

Reinsurance Group of America, Incorporated

05.01.2025

Safe Harbor

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsu[illegible]merica, Incorporated (the "Company"), and future developments associated with the previously announced transaction relating to the master transaction agreement that a Company subsidiary entered into with subsidiaries of Equitable Holdings, Inc., pursuant to which upon the closing thereof, the Company subsidiary would enter into coinsurance and modified coinsurance agreements with those counterparties (the "Reinsurance Transaction"). Forward-looking statements often contain words and phrases such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "if," "intend," "likely," "may," "plan," "potential," "pro forma," "project," "should," "will," "would," and other words and term of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cann be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality, morbidity, lapsation, or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company's liquidity, access to capital, and cost of capital, (4) changes in the Company's financial strength and credit ratings and the effect of such changes on the Company's future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company's collateral arrangements, (7) action by regulators who have authority over the Company's reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent's status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company's current and planned markets, (10) the impairment of other financial institutions and its effect on the Company's business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company's investment securities or result in the impairment of all or a portion of the value of certain of th Company's investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company's ability to make timely sales of investment securities, (14) risks inherent in the Company's risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowance and impairments taken on the Company's investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company's dependence on third parties, including those insurance companies and reinsurers to which the Compan cedes some reinsurance, third-party investment managers, and others, (18) financial performance of the Company's clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors' responses to the Company's initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company's entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company's telecommunication, information technology, or other operational systems, or the Company's failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data a intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions, (26) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the Company's ability to complete the Reinsurance Transaction on a timely basis or at all, including as a result of the failure to satisfy any closing conditions, including those related to regulatory approvals, or, if the Reinsurance Transaction is completed, to achieve the expected benefits of the Reinsurance Transaction, and (29) other risks and uncertainties described in this document and in the Company's filings with the Securities and Exchange Commission ("SEC").

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company's business, including those mentioned in this document and described in the periodic repo the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company's situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented by Item 1A – "Risk Factors" in the Company's subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Use of Non-GAAP Financial Measures

Reinsurance Group of America, Incorporated (the "Company") discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company's results of operations, financial statements and the underlying profitability drivers and trends of the Company's businesses by excluding specified items which may not be indicative of the Company's ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company's financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company's non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1. **Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company's continuing operations. Adjusted operating income is calculated as net income available to the Company's shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:**
   - substantially all of the effect of net investment related gains and losses;
   - changes in the fair value of embedded derivatives;
   - changes in the fair value of contracts that provide market risk benefits;
   - non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within claims and other policy benefits over the estimated lives of the contracts);
   - any net gain or loss from discontinued operations;
   - the cumulative effect of any accounting changes;
   - the impact of certain tax-related items; and
   - any other items that the Company believes are not indicative of the Company's ongoing operations

   as such items can be volatile and may not reflect the underlying performance of the Company's business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company's management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and will be presented in our financial statement footnotes beginning with the Company's annual report on Form 10-K for year ended December 31, 2024 in accordance with ASC 280 - "Segment Reporting." Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. **Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company's results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company's assumption reviews.**
3. **Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.**
4. **Shareholders' equity position excluding the impact of accumulated other comprehensive income (loss) ("AOCI"), shareholders' average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company's businesses on shareholders' equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:**
   - Shareholders' average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
   - Shareholders' average equity position excluding AOCI and notable items; and
   - Shareholders' average equity position excluding AOCI, B36 and notable items.
5. **Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders' equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company's management incentive programs. The Company also discloses the following non-GAAP financial measures:**
   - Adjusted operating return on equity excluding AOCI and B36;
   - Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders' equity excluding notable items and AOCI; and
   - Adjusted operating return on equity excluding AOCI, B36 and notable items..

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company's adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts" and related amendments ("LDTI"). For additional information regarding the Company's adoption of LDTI, see Note 1 – "Business and Basis of Presentation" and Note 3 – "Impact of New Accounting Standard" in the notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

RGA

First Quarter Financial Highlights

Strong operating results

Solid overall operating performance

- Adjusted operating income, excluding notable items of **$5.66**[1] per diluted share
- Adjusted operating ROE, excluding notable items, of **15.0%**[1] for the trailing twelve months
- Favorable biometric claims experience across all segments
- Non-spread new money rate[2] on investments of **6.39%**

Strong business momentum

- Announced a strategic transaction with subsidiaries of Equitable Holdings, Inc. to reinsure a diversified block of life products
- Strong capital deployment of **$418 million** for the quarter into in-force block transactions
- Traditional premium growth of **11.2%** year-to-date on a constant currency[3] basis
- Attractive transaction pipeline, supported by estimated deployable capital[4] of **$1.3 billion**

Balance sheet management

- Robust balance sheet with estimated excess capital[5] of **$1.9 billion** and ample liquidity
- Issued **$0.7 billion** of subordinated debentures at favorable pricing
- Investment portfolio remains well-positioned to weather economic cycles

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] Excludes spread business. Excludes purchases of cash, cash equivalents, U.S. Treasury notes, and purchases made using proceeds from funding agreement-backed notes.
[3] Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate.
[4] Estimated deployable capital considers capital available for new transactions or available to return to shareholders over the next 12 months. Estimated deployable capital includes management's assumptions of sources and uses of capital, and future management actions over the next 12 months. Management's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.
[5] Estimate of capital available in excess of management's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to management's assumptions. Excludes the announced Equitable transaction which is not expected to close until mid-2025.

RGA

Consolidated Results

Consistent EPS growth and strong ROE relative to 13%-15% target

Adjusted operating EPS, excluding notable items[1]



$4.40
$5.57
$4.73
$6.02
$5.48
$6.13
$4.99
$5.66
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25

Trailing 12 month adjusted operating ROE, excluding notable items[1]



13.0%
14.0%
14.4%
14.8%
15.3%
15.5%
15.4%
15.0%
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25

Strong new business momentum, balance sheet optimization, very good underwriting results

[1]Please refer to "Use of Non-GAAP Financial Measures".

Q1 Results by Segment

Adjusted Operating Income (Loss) Before Taxes[1]	1Q25[1]
U.S. and Latin America Traditional	$140
U.S. and Latin America Financial Solutions	$67
Canada Traditional	$32
Canada Financial Solutions	$11
EMEA Traditional	$50
EMEA Financial Solutions	$90
APAC Traditional	$106
APAC Financial Solutions	$59
Corporate and Other	$(70)
Total	**$485**

- **U.S. and Latin America:** Traditional results reflected favorable Individual Life large claims experience; Financial Solutions results reflected lower variable investment income
- **Canada:** Traditional results reflected unfavorable lapse experience, partially offset by favorable claims experience; Financial Solutions results reflected favorable longevity experience
- **EMEA:** Traditional results reflected the timing benefit on an annual premium treaty and favorable claims experience; Financial Solutions results reflected favorable overall experience
- **APAC:** Traditional results reflected favorable overall experience; Financial Solutions results reflected lower variable investment income.
- **Corporate:** Results were unfavorable compared to the expected average quarterly run rate primarily due to lower variable investment income and other one-time items

[1]$ in millions. Please refer to "Use of Non-GAAP Financial Measures", including for information regarding segment performance measures and targets.

RGA

Premium Growth

Continued strong momentum

Traditional premium growth



6.1%
4.0%
6.7%
3.3%
5.9%
4.9%
8.3%
7.9%
11.2%
9.6%
2021
2022
2023
2024
1Q25
Traditional Reported
Traditional Constant Currency

Premiums[1]	1Q25	1Q24	% Change	Constant Currency % Change[2]
U.S. and Latin America Traditional	$1,921	$1,715	12.0%	12.4%
Canada Traditional	$319	$318	0.3%	6.6%
EMEA Traditional	$540	$496	8.9%	9.5%
APAC Traditional	$777	$716	8.5%	11.7%
Total Traditional	**$3,557**	**$3,245**	**9.6%**	**11.2%**
Global Financial Solutions[3]	$462	$2,131	(78.3%)	(78.0%)
Total	**$4,019**	**$5,376**	**(25.3%)**	**(24.1%)**

[1] $ in millions.
[2] Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate. Excludes adverse net foreign currency effects of $60 million.
[3] The decrease is primarily due to an approximately $85 million contribution from single premium pension risk transfer transaction completed in 1Q25 compared to approximately $1.9 billion contribution in 1Q24. Adjusting for these impacts, consolidated net premiums were up 13%.

Biometric Experience

Total Company



$ in millions
$250
$200
$150
$100
$50
$0
($50)
($100)
$138
$58
$2
($14)
$79
$0
($52)
($58)
$196
$58
1Q24
2Q24
3Q24
4Q24
1Q25
Underlying Claims Experience (Economic)[2]
Financial Impact (Accounting)[3]

Broad based favorable economic biometric experience[1]

Claims experience not reflected in income will be recognized over the remaining life of the business

[1] Claims experience on our mortality, morbidity and longevity risks.
[2] Claims experience shown as the difference between actual experience and best estimate expectations. Best estimates are reviewed regularly and can change over time.
[3] Represents the portion of the underlying claims experience recognized in the current period income.

RGA

Investment Portfolio

High Quality Portfolio

~$111B

Assets Under Management

>94%

Fixed maturity Securities Rated Investment-Grade[4]

Disciplined Approach

- Investment strategy balances risk and return to build a portfolio to weather cycles
- Disciplined approach focuses on strong credit underwriting with emphasis on higher-quality, diversified fixed income assets
- Broad investment completion platform supports strong new business aligned to liabilities and in-force management
- Minimal Q1 impairments and change in allowances of $8 million

Asset Allocation[1,3]



$110.7B
72.0%
8.4%
5.1%
4.8%
4.3%
2.9%
1.2%
1.2%
0.1%
Investment Grade Bonds
Mortgage Loans on Real Estate
Short-Term/Cash Equivalents
Funds Withheld at Interest
High Yield Bonds
LPs/Real Estate JVs
Policy loans
Other Invested Assets
Equity Securities

Fixed maturity securities credit rating[1,2]



$84.5B
64.9%
29.5%
4.6%
1.0%
AAA/AA/A
BBB
BB
<BB

[1] Based on fair values of assets under management as of March 31, 2025.
[2] Percentages based on statutory carry value. The rating agency designation includes all "+" or "-" at that rating level (e.g., "BBB" includes "BBB+", "BBB", and "BBB-").
[3] $4.7 billion of assets supporting funds withheld liabilities.
[4] Non-investment grade portfolio is primarily BB rated.

Non-Spread Investment Results

Investment yield[1]

- Yield excluding variable investment income (VII) is higher reflecting higher new money rate and lower expenses[3]
- VII lower vs. prior quarter driven by muted M&A activity
- Upside yield potential as elevated cash balances are deployed into opportunistic investments


4.70%
4.65%
5.08%
4.83%
4.90%
4.75%
4.76%
4.95%
4.80%
4.64%
1Q24
2Q24
3Q24
4Q24
1Q25
Reported
Excluding VII

New money rate[2]

- Q1 new money rate of **6.39%,** well above portfolio yield
- Increase over prior quarter primarily reflects higher yields and increased private asset sourcing


6.12%
6.22%
5.68%
6.04%
6.39%
1Q24
2Q24
3Q24
4Q24
1Q25
Reported

[1] On an amortized cost basis, excluding spread business; average invested assets at amortized cost in Q1 totaled $44.0 billion.
[2] Excludes purchases of cash, cash equivalents, U.S. Treasury notes, and purchases made using proceeds from funding agreement-backed notes.
[3] Expenses heightened in 4Q24 related to incentive compensation accrual true-up.

Commercial Mortgage Loans (CML)

Portfolio Metrics | High Quality

59%
Loan to value

>95%
CM1 & CM2 NAIC rating

$11M
Average loan size

1.76x
Debt Service Coverage Ratio

Well Diversified

- Geography
- Property type
- Maturity ladder
  - 2025: 4%
  - 2026: 9%
  - 2027: 9%

- Experienced internal team has managed through multiple real estate cycles; utilizes downcycle playbook
- Disciplined portfolio underwriting provides significant expected downside support
  - Limited delinquency or non-performers
  - CML office loan exposure represents 1.5% of total cash and invested assets
  - No traditional malls in retail portfolio

Commercial Mortgage Loan Investments by Property Type[1]



Hotel 4.7%
Other 0.3%
Multi-Family 13.1%
Industrial 31.9%
$9.3B
Office 18.3%
Retail 31.7%

Office Metrics

- LTV 65%
- DSCR 1.89x
- Avg. loan size $11 million
- Primarily Suburban

[1] Based on recorded investments as of March 31, 2025.

Note: Expected Office CML Maturities ($): 2025: $108 million, 2026: $339 million, 2027: $266 million.

Variable Investment Income

Supported by alternative equity strategy

- Strategic growth of diversified alternative equity portfolio supports income, business growth, and integrated client solutions
- Portfolio long-term annual return assumption[2] of 10% to 12%
- 2025 targets based on expected returns below the long-term assumptions; ~6% return expectation including limited contribution from real estate
- Potential volatility manageable, given alternative equity allocation of $3.2 billion (2.9%), well-diversified
- 56% private equity across over 200 positions

Alternative Equity Exposure[1]


Real Estate
Joint Ventures
35%
Other
9%
Private Equity
56%

2.9%

of total portfolio

[1] As of March 31, 2025. Other includes other funds/LPs. Real Estate Joint Ventures includes <$100 million accounted for as limited partnerships.
[2] Excludes prepayment fees on fixed maturity securities and mortgage loans that are included in overall VII. Return assumption includes asset base growth.

RGA

Capital and Liquidity

Capital

- Strong capital position
- Estimated deployable capital of $1.3 billion[1]

Leverage ratios

- Manageable leverage ratios, expected to be within targeted range over time

Ample liquidity

- $505 million[2] at the holding company
- Temporary increase in cash[3] balance due to timing of portfolio repositioning on new transactions and Q1 debt issuance
- Access to $850 million syndicated credit facility and other sources



$ in billions
$12.3
$13.0
$14.0
$15.1
$16.0
2021
2022
2023
2024
1Q25
RGA Inc.'s Equity ex-AOCI 1
Debt
Hybrids



16.6%
29.7%
15.7%
31.2%
14.6%
32.3%
17.7%
34.0%
16.7%
36.4%
2021
2022
2023
2024
1Q25
Debt to Total Capital
Debt + Hybrids to Total Capital



$ in billions
$2.9
$2.9
$3.0
$3.3
$5.2
2021
2022
2023
2024
1Q25
Cash and Cash Equivalents

[1] Estimated deployable capital considers capital available for new transactions or available to return to shareholders over the next 12 months. Estimated deployable capital includes management's assumptions of sources and uses of capital, and future management actions over the next 12 months. Management's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.
[2] Includes cash and invested assets.
[3] Includes cash and cash equivalents.

Capital Deployed

In-force and Other Transactions

- A recognized leader in large and complex transactions
- Long track record of credibility with clients and regulators
- Demonstrated execution certainty



$ in millions
$543
$430
$933
$1,676
$418
2021
2022
2023
2024
1Q25
North America
EMEA
APAC
Corporate

Shareholder Dividends and Share Repurchases

- Consistently paying shareholder dividends; steady growth over time
- Balance with share repurchases after support of organic business, transaction pipeline, and shareholder dividends



$ in millions
$290
$280
$419
$229
$59
2021
2022
2023
2024
1Q25
Shareholder Dividends
Share Repurchases

- Significant contribution from previously disclosed Manulife transaction
- Continued success in Asia Pacific region
- New business pipeline remains strong

Estimated Excess and Deployable Capital

Ample capital to support robust pipeline

$1.9B

Estimated Excess Capital[1]

Estimate of capital available in excess of management's target level; Considers RGA's multiple capital frameworks

Estimated Excess Capital Approximately **$1.9 billion** representing high-level roll forward considering income generation, capital deployed and recent debt financing

Access to Third-Party Capital Additional capacity to supplement organic capital and generate fee income

$1.3B

Estimated Deployable Capital[2]

Management's estimate of capital that can be deployed into transactions or returned to shareholders over the next 12 months

Organic Capital Generation Expected annual organic capital generation of **$1.0-$1.3 billion** with ability to leverage with debt to **$1.4-$1.8 billion** over time

Capital Deployment Available deployment into both organic flow business and transactions with a focus on Creation Re and delivering outsized returns

Estimated Excess and Deployable Capital **($ in billions)**	
Estimated Excess capital[1] 4Q24	$1.3
Debt financing	0.7
1Q25 activity	
Net income	0.3
Capital deployed	(0.4)
Estimated Excess capital[1] 1Q25	**$1.9**
EQH reinsurance transaction	(1.5)
Capital sources[3]	2.0
Capital uses[4]	(1.1)
Estimated Deployable capital[2]	**$1.3**

[1] Estimate of capital available in excess of management's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to management's assumptions. Excludes the announced Equitable transaction which is not expected to close until mid-2025.
[2] Estimated deployable capital includes management's assumptions of sources and uses of capital, and future management actions over the next 12 months. Management's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.
[3] Capital sources primarily includes organic capital generation, run-off of existing business, third-party capital, capital markets issuances, and recognition of value of in-force business.
[4] Capital uses primarily includes organic capital deployment, shareholder dividends, share repurchases, and capital markets maturities.

Long-Term Business, Long-Term Success

- A global leader, differentiated market position
- Diversified platform, well-balanced risk profile
- Disciplined underwriter, proactive risk manager
- Long-term focused investment strategy balancing risks and returns
- Effective capital management
- Valuable franchise

Book value per share (ex-AOCI)[1] total return growth[2]



15-Year 10.0% CAGR
9.8% CAGR
$40.36
$146.22
$113.04
$154.60
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
1/1/2021
2021
2022
2023
2024
1Q25
As Reported
Revised for LDTI Accounting Standard and Excluding B36

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] CAGR growth of book value per share ex-AOCI and B36 plus dividends.

Well-Positioned for the Future

Q1 results provide solid start to the year

Strong **operating performance** reflected in EPS and ROE

Favorable **biometric claims experience** across all geographic regions

Strong **new business momentum** across key geographies

Uniquely positioned in the industry based upon ability to offer innovative solutions on **both sides of the balance sheet**

Differentiated and uniquely positioned for long-term success

- Global liability origination platform
- Industry-leading biometric risk expertise
- Integrated asset management capabilities
- Flexible capital sourcing to fuel growth and manage risk

RGA

Appendix

Q1 Pre-Tax Income Reconciliation

	1Q25	1Q24
Income before taxes[1]	$369	$272
Investment-related		
Change in allowance for credit losses and impairments	8	40
Net (gains)/losses on sale of fixed maturity securities[2]	19	102
Change in market value of certain limited partnerships and other	13	(11)
Derivative-related		
Embedded derivatives[3]	17	(64)
Change in market value of derivative instruments[4]	25	55
Market risk benefits (net of hedging)[5]	3	9
Tax-related items and other[6]	31	113
Adjusted operating income before taxes	$485	$516

- Change in credit allowance and investment impairments due to market conditions
- Net losses on sale of fixed maturity securities primarily associated with portfolio repositioning
- Change in income from embedded derivatives was primarily due to changes in credit spreads and interest rates
- Change in value of derivative instruments was due to volatility in foreign exchange rates, interest rates and equity markets

[1] $ in millions.
[2] Net (gains)/losses on sale of fixed maturity securities includes market value adjustments on surrender charges.
[3] Embedded derivatives related to funds withheld or modified coinsurance transactions and equity-indexed annuities.
[4] Derivative instruments comprised primarily of non-qualifying hedges and credit derivatives.
[5] Market risk benefits include GMXBs, which are policy riders that provide a specified guaranteed minimum benefit.
[6] The Tax-related items and other line item includes pension risk transfer day one loss and other immaterial items.

RGA

Reconciliations of Non-GAAP Measures

Reconciliation of Pre-tax income to adjusted operating income before taxes		
In millions	1Q24	1Q25
RGA Consolidated		
Pre-tax income	$ 272	$ 369
Capital (gains) losses, derivatives and other, net	345	66
Change in MV of embedded derivatives	(101)	50
Adjusted operating income before taxes	$ 516	$ 485
Notable items	-	-
Adjusted operating income before taxes, excluding notable items	$ 516	$ 485
Net income available to RGA shareholders	$ 210	$ 286
Capital (gains) losses, derivatives and other, net	272	52
Change in MV of embedded derivatives	(81)	40
Adjusted operating income	$ 401	$ 378
Notable items	-	-
Adjusted operating income excluding notable items	$ 401	$ 378

Reconciliation of earnings-per-share available to RGA shareholders to adjusted operating earnings-per-share				
Diluted share basis	2Q23	3Q23	4Q23	1Q24
Earnings-per-share	$ 3.05	$ 4.29	$ 2.37	$ 3.16
Capital (gains) losses, derivatives and other, net	1.40	1.68	(0.13)	4.08
Change in MV of embedded derivatives	(0.05)	(0.40)	2.49	(1.22)
Adjusted operating earnings-per-share	$ 4.40	$ 5.57	$ 4.73	$ 6.02
Notable items	-	-	-	-
Adjusted operating income excluding notable items	$ 4.40	$ 5.57	$ 4.73	$ 6.02
	2Q24	3Q24	4Q24	1Q25
Earnings-per-share	$ 3.03	$ 2.33	$ 2.22	$ 4.27
Capital (gains) losses, derivatives and other, net	2.91	(0.53)	4.60	0.80
Change in MV of embedded derivatives	(0.46)	1.82	(1.83)	0.59
Adjusted operating earnings-per-share	$ 5.48	$ 3.62	$ 4.99	$ 5.66
Notable items	-	2.51	-	-
Adjusted operating income excluding notable items	$ 5.48	$ 6.13	$ 4.99	$ 5.66

Reconciliations of Non-GAAP Measures

Reconciliation of trailing twelve months of consolidated net income available to RGA shareholders to adjusted operating income and related return on equity (ROE), excluding notable items

	2Q23		3Q23		4Q23		1Q24	
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$ 672	9.2%	$ 1,035	13.9%	$ 902	11.4%	$ 860	10.2%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	302		295		432		526	
Adjusted operating income	$ 974	10.9%	$ 1,330	14.7%	$ 1,334	14.5%	$ 1,386	14.8%
Notable items after tax	201		(47)		-		-	
Adjusted operating income excluding notable items	$ 1,175	13.0%	$ 1,283	14.0%	$ 1,334	14.4%	$ 1,386	14.8%

	2Q24		3Q24		4Q24		1Q25	
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$ 858	9.7%	$ 727	7.7%	$ 717	7.1%	$ 793	7.5%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	596		597		625		526	
Adjusted operating income	$ 1,454	15.3%	$ 1,324	13.8%	$ 1,342	13.8%	$ 1,319	13.4%
Notable items after tax	-		168		168		169	
Adjusted operating income excluding notable items	$ 1,454	15.3%	$ 1,492	15.5%	$ 1,510	15.4%	$ 1,488	15.0%

Reconciliations of Non-GAAP Measures

Reconciliation of RGA, Inc. shareholders' equity to RGA, Inc. shareholders' equity excluding AOCI

In millions	2024	2023	2022	2021	2020	2019
RGA, Inc. shareholders' equity	$ 10,816	$ 9,081	$ 7,081	$ 8,180	$ 14,352	$ 11,602
Less effect of AOCI:						
Accumulated currency translation adjustment	(19)	68	(116)	(13)	(69)	(92)
Unrealized (depreciation) appreciation of securities	(4,526)	(3,667)	(5,496)	3,779	5,500	3,299
Effect of updating discount rates on future policy benefits	5,412	3,256	3,755	(4,209)		
Change in instrument-specific credit risk for market risk benefits	2	3	13	(7)		
Pension and postretirement benefits	(20)	(29)	(27)	(50)	(72)	(70)
RGA, Inc. shareholders' equity excluding AOCI	$ 9,967	$ 9,450	$ 8,952	$ 8,680	$ 8,993	$ 8,465

Reconciliation of RGA, Inc. shareholders' average equity to RGA, Inc. shareholders' average equity excluding AOCI and notable items

In millions	2024	2023	2022	2021	2020	2019
RGA, Inc. shareholders' average equity	$ 10,045	$ 7,931	$ 7,470	$ 7,764	$ 12,204	$ 10,391
Less effect of AOCI:						
Accumulated currency translation adjustment	60	(30)	(53)	32	(153)	(137)
Unrealized (depreciation) appreciation of securities	(3,950)	(5,018)	(2,213)	4,696	3,771	2,481
Effect of updating discount rates on future policy benefits	4,234	3,774	972	(5,292)		
Change in instrument-specific credit risk for market risk benefits	4	10	1	(27)		
Pension and postretirement benefits	(27)	(22)	(46)	67	(75)	(56)
RGA, Inc. shareholders' average equity excluding AOCI	9,724	9,217	8,809	8,288	8,661	8,103
Year-to-date notable items, net of tax	67	37	107	56	-	-
RGA, Inc. shareholders' average equity excluding AOCI and notable items	$ 9,791	$ 9,254	$ 8,916	$ 8,344	$ 8,661	$ 8,103

Reconciliation of book value per share to book value per share excluding AOCI and B36

	1Q25	2024	2023	2022	2021	1/1/2021
Book value per share*	$ 172.53	$ 164.19	$ 138.39	$ 106.19	$ 121.79	$ 100.64
Less effect of AOCI:						
Accumulated currency translation adjustment	(0.12)	(0.27)	1.04	(1.73)	(0.20)	(1.02)
Unrealized (depreciation) appreciation of securities	(67.24)	(68.73)	(55.88)	(82.44)	56.27	82.59
Effect of updating discount rates on future policy benefits	86.28	82.16	49.62	56.32	(62.67)	(94.42)
Change in instrument-specific credit risk for market risk benefits	0.09	0.03	0.05	0.19	(0.10)	0.53
Pension and postretirement benefits	(0.28)	(0.31)	(0.45)	(0.41)	(0.74)	(1.06)
Book value per share excluding AOCI*	$ 153.80	$ 151.31	$ 144.01	$ 134.26	$ 129.23	$ 114.02
Less effect of B36:	(0.80)	(0.66)	(2.06)	(0.10)	2.18	0.98
Book value per share excluding AOCI and B36*	$ 154.60	$ 151.97	$ 146.07	$ 134.36	$ 127.05	$ 113.04

*Reflects adoption of LDTI Accounting Standard

Reconciliation of book value per share to book value per share excluding AOCI

	2022	2020	2019	2018	2017	2016	2015
Book value per share	$ 62.16	$ 211.19	$ 185.17	$ 134.53	$ 148.48	$ 110.31	$ 94.09
Less: Effect of unrealized appreciation (depreciation) of securities	(81.10)	80.94	52.65	13.63	34.14	21.07	14.35
Less: Effect of accumulated currency translation adjustments	(2.56)	(1.02)	(1.46)	(2.69)	(1.34)	(2.68)	(2.78)
Less: Effect of unrecognized pension and post retirement benefits	(0.40)	(1.06)	(1.12)	(0.80)	(0.78)	(0.67)	(0.71)
Book value per share excluding AOCI	$ 146.22	$ 132.33	$ 135.10	$ 124.39	$ 116.46	$ 92.59	$ 83.23

	2014	2012	2011	2010	2009	2008	2007
Book value per share	$ 102.13	$ 93.47	$ 79.31	$ 64.96	$ 49.87	$ 33.54	$ 48.70
Less: Effect of unrealized appreciation (depreciation) of securities	23.63	25.40	19.35	8.88	1.43	(7.62)	5.05
Less: Effect of accumulated currency translation adjustments	1.19	3.62	3.13	3.48	2.80	0.35	3.43
Less: Effect of unrecognized pension and post retirement benefits	(0.72)	(0.50)	(0.42)	(0.20)	(0.22)	(0.20)	(0.14)
Book value per share excluding AOCI	$ 78.03	$ 64.95	$ 57.25	$ 52.80	$ 45.86	$ 41.01	$ 40.36

The information in the table immediately above does not reflect RGA's adoption of LDTI.

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